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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

                                                           Jurisdiction of
Name                                                       Organization
----                                                       ------------

Hewitt Associates S.A ..................................   Argentina
Hewitt Associates Pty. Ltd .............................   Australia
Hewitt Associates GmbH .................................   Austria
Hewitt Associates S.A. .................................   Belgium
3038402 Nova Scotia Company ............................   Canada
3409635 Canada Inc .....................................   Canada
3412822 Canada Inc .....................................   Canada
Hewitt Associates (Chile) Limitada .....................   Chile
Hewitt Associates Consulting (Shanghai) Co. Ltd. .......   China
Hewitt Associates SARL .................................   France
Hewitt Associates GmbH .................................   Germany
Hewitt Associates (India) Pvt. Ltd .....................   India
PT Hewitt Konsultan Indonesia ..........................   Indonesia
Hewitt Associates Srl ..................................   Italy
Hewitt Associates Kabushiki Gaisya .....................   Japan
Hewitt Associates SDN. BHD .............................   Malaysia
Hewitt Associates de Mexico S. de R.L. de C.V ..........   Mexico
Empresas Hewitt S. de R.L. de C.V ......................   Mexico
Hewitt Mexicana S. de R.L. de C.V ......................   Mexico
Hewitt Associates S.C ..................................   Mexico
Hewitt Associates ......................................   New Zealand
Hewitt Strat Asia, Inc .................................   Philippines
Hewitt Associates Sp. z o.o ............................   Poland
Hewitt Associates LLC Sucursal en Portugal .............   Portugal
Hewitt Associates Pte. Ltd .............................   Singapore
Hewitt Associates Korea Yuhan Hoesa ....................   South Korea
Hewitt Associates, S.A .................................   Spain
PRASA Hewitt A.G .......................................   Switzerland
Hewitt Associates (Thailand) Limited ...................   Thailand
Hewitt Associates Limited ..............................   United Kingdom
Hewitt Bacon & Woodrow Limited .........................   United Kingdom
Hewitt Associates, Inc. ................................   United States
Properties I LLC .......................................   United States
Properties II LLC ......................................   United States
Properties III LLC .....................................   United States
Properties IV LLC ......................................   United States
Properties V LLC .......................................   United States
Properties VI LLC ......................................   United States
Properties VII LLC .....................................   United States
The Bayview Trust ......................................   United States
Hewitt Distributions LLC ...............................   United States
Hewitt Insurance Brokerage LLC .........................   United States
ANNOD Corp .............................................   United States
Hewitt Financial Services LLC ..........................   United States
Sageo LLC ..............................................   United States